UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 20, 2004

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	O-4136	41-0948334

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska, Minnesota		55318

(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code: 952-368-4300

Item 1.02 Termination of a Material Definitive Agreement

     On September 20, 2004, the Company entered into an agreement to terminate its Conveyance, License, Development and Supply Agreement (the “Supply Agreement”) dated August 8, 1994, with Ethicon, Inc., relating to the development, supply and distribution of hyaluronic acid-based products to prevent the formation of surgical adhesions.

     Under the terms of the Supply Agreement, Ethicon, through its Gynecare division, distributed a product under the name GYNECARE INTERGEL* Adhesion Prevention Solution prior to March 28, 2003. On March 27, 2003, a voluntary withdrawal of Intergel from the market was initiated in order to assess information obtained during the post-marketing experience with Intergel.

     The termination agreement provides for the transfer of worldwide marketing and distribution rights to the Company’s ferric hyaluronan adhesion prevention product from Ethicon to the Company, and further provides that Ethicon will have no responsibility for any aspect of the future manufacture, marketing, sale or distribution of the product nor will it derive any financial benefit therefrom.

     A copy of the press release announcing the termination of the Supply Agreement is filed as Exhibit 99.1 hereto.

*	Trademark of Ethicon, Inc.

Item 9.01 Financial Statements and Exhibits

     (c) The following exhibit is being furnished herewith:

     99.1      Press release dated September 20, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.
Dated: September 23, 2004	/s/ Dennis J. Allingham
Dennis J. Allingham
Chief Executive Officer and President

Exhibit Index

99.1	Press release dated September 20, 2004